UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2005

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 N. Mary Avenue

Sunnyvale, California 94085-4121

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 14, 2005, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), appointed Timothy Howes, Ph.D., to its Board of Directors. Dr. Howes currently serves as Chief Technology Officer of Opsware Inc. It has not yet been determined on which board committees Dr. Howes will serve.

Under Blue Coat’s 1999 Stock Incentive Plan and 1999 Director Stock Option Plan, Dr. Howes was granted options to purchase 10,000 shares of Blue Coat Common Stock concurrent with his appointment to the Board of Directors. Dr. Howes will be eligible to be granted additional stock options annually on the date of each subsequent Annual Meeting of Stockholders provided he continues as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 17, 2005	By:	/s/ Kevin S. Royal
Kevin S. Royal Chief Financial Officer